UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2010

Oxygen Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2530 Meridian Parkway

Durham, NC 27713

(Address of principal executive offices) (Zip Code)

919-806-4530

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 12, 2010, Oxygen Biotherapeutics, Inc. (the “Company”) entered into a Note Purchase Agreement with JP SPC 1 Vatea, Segregated Portfolio (the “Purchaser”), whereby the Company agreed to issue and sell to the Purchaser an aggregate of $5,000,000 of senior unsecured promissory notes (each a “Note” and collectively, the “Notes”) on or before December 31, 2010. The Purchaser is (i) a party to a securities purchase agreement with the Company, dated June 8, 2009, and subsequently amended (the “Securities Purchase Agreement”), and (ii) a holder of approximately 13.68% of the Company’s outstanding common stock. In addition, Mr. Gregory Pepin, a director of the Company, is Investment Manager to the Purchaser.

The Notes will mature on October 31, 2013, unless the holders of a majority of the Notes consent in writing to a later maturity date. Interest does not accrue on the outstanding principal balance of the Notes (other than following the maturity date or earlier acceleration). Instead, on the maturity date, the Company must pay the holders of the Notes a final payment premium aggregating $3,000,000, in addition to the principal balance then otherwise outstanding under the Notes. The Notes provide that the Company has the option, at its sole discretion and without penalty, to prepay the outstanding balance under the Notes plus the amount of the final payment premium prior to the maturity date. In addition, the holders of majority of the Notes may request that the Company prepay the Notes in an amount equal to the proceeds of any subsequent closings under the Securities Purchase Agreement.

The Notes contain various events of default such as failing to timely make any payment under the Notes within 10 days of when due, which if not cured, would require the Company to repay the holders of the Notes immediately the outstanding principal balance of the Notes as well as the final payment premium.

The form of Note and the Note Purchase Agreement are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached hereto, which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Note Purchase Agreement and the Notes is incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

Exhibit 4.1	Form of Promissory Note.

Exhibit 10.1	Note Purchase Agreement, dated October 12, 2010, between Oxygen Biotherapeutics, Inc. and JP SPC 1 Vatea, Segregated Portfolio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2010	Oxygen Biotherapeutics, Inc.

	By:	/s/ Chris Stern
Christ Stern
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

Exhibit 4.1	Form of Promissory Note.

Exhibit 10.1	Note Purchase Agreement, dated October 12, 2010, between Oxygen Biotherapeutics, Inc. and JP SPC 1 Vatea, Segregated Portfolio.